NU ENTERPRISES, INC. AND SUBSIDIARIES
3.1a  PRO FORMA CONSOLIDATED BALANCE SHEET -- ASSETS
AS OF JUNE 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                      PRO
                                                                                                     FORMA
                                                                                                     GIVING
                                                                                 PRO                 EFFECT
                                                                                FORMA                  TO
                                                                PER BOOK         ADJ.                 ADJ.
Current Assets:
  Cash and cash equivalents                                   $    44,416    $         0 a,c,e    $    44,416
  Receivables, net                                                365,497                             365,497
  Accounts receivable from affiliated companies                   145,479                             145,479
  Unbilled revenues                                                23,527                              23,527
  Taxes receivable                                                  3,501         17,935 b,d,f         21,436
  Notes receivable from affiliated companies                       30,100                              30,100
  Fuel, materials and supplies, at average cost                    12,336                              12,336
  Special deposits                                                118,073                             118,073
  Prepayments and other                                           239,697                             239,697
                                                              -----------    -----------          -----------
                                                                  982,626         17,935            1,000,561
                                                              -----------    -----------          -----------
Property, Plant and Equipment:
  Competitive energy                                              840,657        560,000   e        1,400,657
    Less:  Accumulated depreciation                                41,541         14,000   f           55,541
                                                              -----------    -----------          -----------
                                                                  799,116        546,000            1,345,116
  Construction work in progress                                    19,892                              19,892
                                                              -----------    -----------          -----------
                                                                  819,008        546,000            1,365,008
                                                              -----------    -----------          -----------
Deferred Debits and Other Assets:
  Other                                                           219,357                             219,357
                                                              -----------    -----------          -----------
                                                                  219,357              0              219,357
                                                              -----------    -----------          -----------
Total Assets                                                  $ 2,020,991    $   563,935          $ 2,584,926
                                                              ===========    ===========          ===========


NU ENTERPRISES, INC. AND SUBSIDIARIES
3.1b PRO FORMA CONSOLIDATED BALANCE SHEET -- LIABILITIES AND CAPITALIZATION AS OF JUNE 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                      PRO
                                                                                                     FORMA
                                                                                                     GIVING
                                                                                 PRO                 EFFECT
                                                                                FORMA                  TO
                                                                PER BOOK         ADJ.                 ADJ.
Current Liabilities:
  Notes payable to affiliated companies                       $   113,000    $   287,000   a      $   400,000
  Long-term debt - current portion                                 32,659                              32,659
  Accounts payable                                                371,223                             371,223
  Accounts payable to affiliated companies                         21,878                              21,878
  Accrued interest                                                  8,642         23,837  b,d          32,479
  Other                                                           199,015                             199,015
                                                              -----------    -----------          -----------
                                                                  746,417        310,837            1,057,254
                                                              -----------    -----------          -----------
Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                                45,854          2,800   f           48,654
  Other                                                             6,916                               6,916
                                                              -----------    -----------          -----------
                                                                   52,770          2,800               55,570
                                                              -----------    -----------          -----------
Capitalization:
  Long-Term Debt                                                  664,137        273,000   c          937,137
                                                              -----------    -----------          -----------

  Common Shareholders' Equity:
    Capital surplus, paid in                                      667,340                             667,340
    Accumulated deficit                                          (109,673)       (22,702)            (132,375)
                                                              -----------    -----------          -----------
  Common Shareholders' Equity                                     557,667        (22,702)             534,965
                                                              -----------    -----------          -----------
Total Capitalization                                            1,221,804        250,298            1,472,102
                                                              -----------    -----------          -----------
Total Liabilities and Capitalization                          $ 2,020,991    $   563,935          $ 2,584,926
                                                              ===========    ===========          ===========


NU ENTERPRISES, INC. AND SUBSIDIARIES
3.2a  PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE 12 MONTHS ENDED JUNE 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                      PRO
                                                                                                     FORMA
                                                                                                     GIVING
                                                                                 PRO                 EFFECT
                                                                                FORMA                  TO
                                                                PER BOOK         ADJ.                 ADJ.
Operating Revenues                                            $ 2,311,180    $                    $ 2,311,180
                                                              -----------    -----------          -----------
Operating Expenses:
  Purchased power, net interchange power and capacity           1,955,314                           1,955,314
  Depreciation and amortization                                    19,238         14,000   f           33,238
  Taxes other than income taxes                                    13,629                              13,629
  Other                                                           287,454                             287,454
                                                              -----------    -----------          -----------
       Total operating expenses                                 2,275,635         14,000            2,289,635
                                                              -----------    -----------          -----------
Operating Income/(Loss)                                            35,545        (14,000)              21,545
Interest and Financing Costs                                       45,046         23,837  b,d          68,883
Other Income, Net                                                   4,028                               4,028
                                                              -----------    -----------          -----------
Loss Before Income Tax Expense/(Benefit)                           (5,473)       (37,837)             (43,310)
Income Tax Expense/(Benefit)                                          807        (15,135) b,d,f       (14,328)
                                                              -----------    -----------          -----------
Net Loss                                                      $    (6,280)   $   (22,702)         $   (28,982)
                                                              ===========    ===========          ===========


NU ENTERPRISES, INC. AND SUBSIDIARIES
3.2b  PRO FORMA CONSOLIDATED STATEMENT OF ACCUMULATED DEFICIT
AS OF JUNE 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                      PRO
                                                                                                     FORMA
                                                                                                     GIVING
                                                                                 PRO                 EFFECT
                                                                                FORMA                  TO
                                                                PER BOOK         ADJ.                 ADJ.
Balance at beginning of period                                $ (103,393)   $                     $  (103,393)

Net loss                                                          (6,280)        (22,702)             (28,982)
                                                              ----------    ------------          -----------
Balance at end of period                                      $ (109,673)   $    (22,702)         $  (132,375)
                                                              ==========    ============          ===========



NU ENTERPRISES, INC. AND SUBSIDIARIES
3.2c  PRO FORMA CONSOLIDATED CAPITALIZATION
AS OF JUNE 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                      PRO
                                                                                                     FORMA
                                                                                                     GIVING
                                                                                 PRO                 EFFECT
                                                                                FORMA                  TO
                                                                PER BOOK         ADJ.                 ADJ.
Long-term debt*                                               $   664,137    $   273,000          $   937,137

Common shareholders' equity                                       557,667        (22,702)             534,965
                                                              -----------    -----------          -----------
        Total Capitalization                                  $ 1,221,804    $   250,298          $ 1,472,102
                                                              ===========    ===========          ===========

*Does not include current portion


NU ENTERPRISES, INC. AND SUBSIDIARIES
3.2d  PRO FORMA ADJUSTMENTS TO CONSOLIDATED FINANCIAL STATEMENTS
(Thousands of Dollars)

                                       Debit       Credit
a) Cash and cash equivalents           287,000
     Notes payable to affiliated companies         287,000

   To record notes payable to affiliated companies to finance additional EWG investments.


b) Interest and financing costs          5,955
   Taxes receivable                      2,382
     Accrued interest                                5,955
     Income tax expense/(benefit)                    2,382

   To record interest expense associated with notes payable to affiliated companies and related tax effect.


c) Cash and cash equivalents           273,000
     Long-term debt                                273,000

   To record issuance of long-term debt to finance additional EWG investments.


d) Interest and financing costs         17,882
   Taxes receivable                      7,153
     Accrued interest                               17,882
     Income tax expense/(benefit)                    7,153

   To record interest expense associated with long-term debt issued and related tax effect.


e) Property, plant and equipment -
     competitive energy                560,000
       Cash and cash equivalents                   560,000

   To record additional EWG investment.


f) Depreciation and
     amortization expense               14,000
   Taxes receivable                      8,400
   Income tax expense/(benefit) -
     deferred                            2,800
       Accumulated depreciation                     14,000
       Income tax expense/(benefit) -
         current                                     8,400
       Accumulated deferred income taxes             2,800

   To record depreciation expense associated with additional EWG investment and related tax effects.